EXHIBIT 10.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of April 1, 2019 (the “Effective Date”), by and between APEX RESOURCES, INC., a Nevada company (the “Company”), and Jeff Bodnar, an individual (the “Executive”). Except with respect to the direct employment of the Executive by the Company, the term “Company” as used herein with respect to all obligations of the Executive hereunder shall be deemed to include the Company and all of its subsidiaries and affiliated entities (collectively, the “Group”).

RECITALS

A. The Company desires to employ the Executive as its President and Chief Executive Officer and to assure itself of the services of the Executive during the term of Employment (as defined below).

B. The Executive desires to be employed by the Company as its President and Chief Executive Officer during the term of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

The parties hereto agree as follows:

I. POSITION

The Executive hereby accepts a position of President and Chief Executive Officer (the “Employment”) of the Company.

II. TERM

Subject to the terms and conditions of this Agreement, the initial term of the Employment shall be 24 months commencing on the Effective Date, unless terminated earlier pursuant to the terms of this Agreement. The Employment will be renewed automatically for additional one-year terms if neither the Company nor the Executive provides a notice of termination of the Employment to the other party or otherwise proposes to re-negotiate the terms of the Employment with the other party within three months prior to the expiration of the applicable term.

III. DUTIES AND RESPONSIBILITIES

a. The Executive’s duties at the Company will include all jobs assigned by the Company’s Board of the Directors (the “Board”).

b. The Executive shall devote all of his working time, attention and skills to the performance of his duties at the Company and shall faithfully and diligently serve the Company in accordance with this Agreement, the Certificate of Incorporation and Bylaws of the Company, as amended and restated from time to time (the “Charter Documents”), and the guidelines, policies and procedures of the Company approved from time to time by the Board.

c. The Executive shall use his best efforts to perform his duties hereunder. The Executive shall not, without the prior written consent of the Board, become an employee of any entity other than the Company and any subsidiary or affiliate of the Company, and shall not be concerned or interested in any business or entity that engages in the same business in which the Company engages (any such business or entity, a “Competitor”), provided that nothing in this clause shall preclude the Executive from holding any shares or other securities of any Competitor that is listed on any securities exchange or recognized securities market anywhere if such shares or securities represent less than 5% of the competitors outstanding shares and securities. The Executive shall notify the Company in writing of his interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require.

IV. NO BREACH OF CONTRACT

The Executive hereby represents to the Company that: (i) the execution and delivery of this Agreement by the Executive and the performance by the Executive of the Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound, except for agreements entered into by and between the Executive and any member of the Group pursuant to applicable law, if any; (ii) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent, or be violated by, the Executive entering into this Agreement or carrying out his duties hereunder; (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement (other than this) with any other person or entity except for other member(s) of the Group, as the case may be.

V. COMPENSATION AND BENEFITS

a. Base Salary. Executive shall receive a base salary at the rate of $60,000 per annum (the “Annual Base Salary”), subject to withholdings and deductions and which shall be paid to Executive in accordance with the customary payroll practices and procedures of the Company. Such Annual Base Salary shall be reviewed by the Company not less often than annually, and may be adjusted from time to time.

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b. Bonus. The Executive shall be eligible for bonuses as determined by the Board in its sole discretion.

c. Equity Incentives. To the extent the Company adopts and maintains a share incentive plan, the Executive will be eligible to participate in such plan pursuant to the terms thereof as determined by the Board in its sole discretion.

d. Benefits. Executive shall participate in such full-time employee and executive benefit plans and programs as the Company may from time to time offer to senior executives of the Company, subject to the terms and conditions of such plans,

e. Vacation. Executive shall be entitled to vacation, sick leave, holidays and other paid time-off benefits provided by the Company from time to time which are applicable to the Company’s executive officers in accordance with Company policy. The opportunity to take paid time off is contingent upon Executive’s workload and ability to manage his schedule.

f. Business Expenses. The Company shall reimburse Executive for all reasonable, documented, out-of-pocket travel and other business expenses incurred by Executive in the performance of Executive’s duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time

VI. TERMINATION OF THE AGREEMENT

a. By the Company.

(i) For Cause. The Company may terminate the Employment for cause, at any time, without notice or remuneration (unless notice or remuneration is specifically required by applicable law, in which case notice or remuneration will be provided in accordance with applicable law), and the termination shall be effective immediately, if:

(1) the Executive is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement;

(2) the Executive has been grossly negligent or acted dishonestly to the detriment of the Company;

(3 the Executive has engaged in actions amounting to willful misconduct or failed to perform his duties hereunder and such failure continues after the Executive is afforded a reasonable opportunity to cure such failure; or

(4) the Executive violates Section VI or VIII of this Agreement.

Upon termination for cause, the Executive shall be entitled to the amount of Annual Base Salary earned and not paid prior to termination. However, the Executive will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the Executive’s right to all other benefits will terminate, except as required by any applicable law.

(ii) For death and disability. The Company may also terminate the Employment, at any time, without notice or remuneration (unless notice or remuneration is specifically required by applicable law, in which case notice or remuneration will be provided in accordance with applicable law), if:

(1) the Executive has died; or

(2) the Executive has a disability which shall mean a physical or mental impairment which, as reasonably determined by the Board, renders the Executive unable to perform the essential functions of his employment with the Company, with or without reasonable accommodation, for more than 120 days in any 12-month period, unless a longer period is required by applicable law, in which case that longer period would apply.

Upon termination for death or disability, the Executive shall be entitled to the amount of Annual Base Salary earned and not paid prior to termination. However, the Executive will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the Executive’s right to all other benefits will terminate, except as required by any applicable law.

(iii) Without Cause. The Company may terminate the Employment without cause, at any time, upon one-month prior written notice.

Upon termination without cause, the Executive shall be entitled to the amount of Annual Base Salary earned and not paid prior to termination.

(iv) Change of Control Transaction. If the Company or its successor terminates the Employment upon a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity (the “Change of Control Transaction”), the Executive shall be entitled to a lump sum cash payment equal to one (1) month of the Executive’s Annual Base Salary at a rate equal to the greater of his/her annual salary in effect immediate1y prior to the termination, or his/her then current Annua1 Base Salary as of the date of such termination.

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b. By the Executive. The Executive may terminate the Employment at any time with a two-month prior written notice to the Company, if (1) there is a material reduction in the Executive’s authority, duties and responsibilities, or (2) there is a material reduction in the Executive’s annual Base Salary. The Executive may resign prior to the expiration of the Agreement if such resignation is approved by the Board or an alternative arrangement with respect to the Employment is agreed to by the Board.

c. Notice of Termination. Any termination of the Executive’s employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

d. Deemed Resignation. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any, and then held with the Company or any of its affiliates, and, at the Company’s request, Executive shall execute such documents as are necessary or desirable to effectuate such resignations.

e. Return of Company Property. Executive hereby acknowledges and agrees that all Company Property and equipment furnished to, or prepared by, Executive in the course of, or incident to, Executive’s employment, belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment (and will not be kept in Executive’s possession or delivered to anyone else). For purposes of this Agreement, “ Company Property” includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), keys, building card keys, company credit cards, telephone calling cards, computer hardware and software, cellular and portable telephone equipment, personal digital assistant (PDA) devices, and all other proprietary information relating to the business of the Company or its subsidiaries or affiliates. Following termination, Executive shall not retain any written or other tangible material containing any proprietary information of the Company or its subsidiaries or affiliates.

VII. CONFLICTING EMPLOYMENT.

The Executive hereby agrees that, during the term of his employment with the Company, he or she will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during the term of the Executive’s employment, nor will the Executive engage in any other activities that conflict with his obligations to the Company without the prior written consent of the Company.

VIII. NON-COMPETITION AND NON-SOLICITATION

In consideration of the compensation and benefits granted to the Executive by the Company and subject to applicable law, the Executive agrees that during the term of the Employment and for a period of two (2) year following the termination of the Employment for whatever reason:

a. The Executive will not approach clients, customers or contacts of the Company or other persons or entities introduced to the Executive in the Executive’s capacity as a representative of the Company for the purposes of doing business with such persons or entities which will harm the business relationship between the Company and such persons and/or entities;

b. The Executive will not assume employment with or provide services as a director or otherwise for any Competitor, or engage, whether as principal, partner, licensor or otherwise, in any Competitor; and

c. The Executive will not seek, directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of the Company employed as at or after the date of such termination, or in the year preceding such termination.

The provisions contained in this Section VIII are considered reasonable by the Executive and the Company. In the event that any such provisions should be found to be void under applicable laws but would be valid if some part thereof was deleted or the period or area of application reduced, such provisions shall apply with such modification as may be necessary to make them valid and effective.

This Section VIII shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section VIII, the Executive acknowledges that there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate). In any event, the Company shall have right to seek all remedies permissible under applicable law.

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IX. MISCELLANEOUS

a. Work Eligibility. As a condition of Executive’s employment with the Company, Executive will be required to provide evidence of Executive’s identity and eligibility for employment in the United States. It is required that Executive bring the appropriate documentation with Executive at the time of employment. As a further condition of Executive’s employment with the Company, Executive shall enter into and abide by the Company’s standard Confidential Information and Intellectual Property Assignment Agreement (the “Confidential Information Agreement”).

b. Withholding Taxes. Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such national, provincial, local or any other income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

c. Section 409A. The intent of the parties hereto is that the payments and benefits under this Agreement be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (collectively with the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date, “ Section 409A” ), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt therefrom. If Executive notifies the Company that Executive has received advice of tax counsel of a national reputation with expertise in Section 409A that any provision of this Agreement would cause Executive to incur any additional tax or interest under Section 409A (with specificity as to the reason therefor) or the Company independently makes such determination, the Company and Executive shall take commercially reasonable efforts to reform such provision to try to comply with or be exempt from Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Section 409A, provided that any such modifications shall not increase the cost or liability to the Company. To the extent that any provision hereof is modified in order to comply with or be exempt from Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Executive and the Company of the applicable provision without violating the provisions of Section 409A.

d. Assignment. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that (i) the Company may assign or transfer this Agreement or any rights or obligations hereunder to any member of the Group without such consent, and (ii) in the event of a Change of Control Transaction, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

e. Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

f. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Executive and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter, including any prior agreements between the Executive and a member of the Group. The Executive acknowledges that he or she has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement. Any amendment to this Agreement must be in writing and signed by the Executive and the Company.

g. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York and each of the parties irrevocably consents to the jurisdiction and venue of the federal and state courts located in New York, New York.

h. Amendment. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

i. Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

j. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

k. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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l. No Interpretation Against Drafter. Each party recognizes that this Agreement is a legally binding contract and acknowledges that it, he or she has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

APEX RESOURCES, INC.

By:	/s/ Jeff Bodnar
Name:	Jeff Bodnar
Title:	Chief Executive Officer

EXECUTIVE

By:	/s/ Jeff Bodnar
Name:	Jeff Bodnar
Title:	Chief Executive Officer

Address:

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